   As filed with the Securities and Exchange Commission on January 18, 2001

                                                      Registration No. 333-_____


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                                    Form S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                              Aviation Group, Inc.
             (Exact name of Registrant as specified in its charter)



         Texas                          4512                    75-2631373
(State of incorporation)    (Primary Standard Industrial     (I.R.S. Employer
                            Classification Code Number)     Identification No.)


                       700 North Pearl Street, Suite 2170
                              Dallas, Texas  75201
                                 (214) 922-8100
                   (Address, including zip code and telephone
                        number, including area code, of
                    registrant's principal executive offices)
                                ________________

                                 With copies to:

     Daryl B. Robertson               Bruce Czachor                 John H. Craig
    Jenkens & Gilchrist,           Shearman & Sterling      Cassels, Brock & Blackwell LLP
 A Professional Corporation        1550 El Camino Real           40 King Street West
1445 Ross Avenue, Suite 3200  Menlo Park, California  94025        Toronto, Ontario
  Dallas, Texas  75202-2799           (650) 330-2223                Canada M5H 3C2
       (214) 855-4500                                               (416) 869-5300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective and the satisfaction of all conditions to the closing of the arrangement described in the Joint Proxy Statement/Prospectus filed in the Registration Statement on Form S-4 (No. 333-40352) which is incorporated by reference in this Registration Statement.

                                 _____________

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-40352
                                                   ---------

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                  ___________

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
   Title of Securities           Amount To Be      Proposed Maximum       Proposed Maximum       Amount of
    To Be Registered              Registered   Offering Price Per Unit   Aggregate Offering   Registration Fee
                                                                               Price
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value     45,000,000              $0.8125 (2)    $36,562,500 (2)       $9,140.63
per share (1)
==================================================================================================================

(1) The Registrant, Aviation Group, Inc. ("Aviation Group"), previously filed a joint proxy statement/prospectus on Form S-4 (Commission file No. 333-40352) to register 135,000,000 shares of the Registrant's common stock, $0.01 par value (the "Aviation Common Stock"), for a total proposed maximum aggregate offering price of $289,218,000, issuable in connection with the business combination transaction between Aviation Group and travelbyus.com ltd. ("travelbyus.com"). Aviation Group is filing this registration statement on Form S-4 pursuant to Rule 462(b) with respect to an additional 45,000,000 shares of Aviation Common Stock issuable in connection with (i) the business combination based on an increase in the estimated number of common shares, warrants, options and convertible securities of travelbyus.com which will be outstanding at the closing of the business combination or (ii) the conversion of Series C convertible preferred stock being offered to holders of Series B preferred stock.
(2) Estimated solely for purposes of calculating the registration fee under Rule 457(f)(1) based on the average of the high and low prices reported on the Nasdaq SmallCap Market of $0.8125 for the Registrant's common stock on January 12, 2001.

================================================================================

        EXPLANATORY NOTE AND INCORPORATION OF INFORMATION BY REFERENCE

     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and relates to the offering of shares of common stock of Aviation Group, Inc., a Texas corporation ("Aviation Group") in connection with the business combination of travelbyus.com ltd., an Ontario corporation, and Aviation Group pursuant to an arrangement under Ontario law as described in the joint proxy statement/prospectus on Form S-4, Registration No. 333-40352, as amended (the "Prior Registration Statement"). This registration statement is being filed to register an additional 45,000,000 shares of common stock of Aviation Group for issuance in connection with the arrangement or upon conversion of Series C convertible preferred stock. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on January 17, 2001.

                                    AVIATION GROUP, INC.


                                    By: /s/  William Kerby
                                       ----------------------------------------
                                         William Kerby
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Lee B. Sanders and Richard L. Morgan, or any of them, with full power to act alone, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of Aviation Group, Inc. and in the capacities and on the dates indicated.

           Signature                                  Title                          Date
           ---------                                  -----                          ----
/s/  William Kerby                     President, Chief Executive Officer     January 17, 2001
------------------------------                    and Director
William Kerby

/s/  Lee Sanders                       Chairman of the Board and Director     January 17, 2001
------------------------------
Lee Sanders

/s/  Richard L. Morgan                 Director, Executive Vice President     January 17, 2001
------------------------------          Chief Financial Officer and Chief
Richard L. Morgan                              Accounting Officer

/s/ Charles Weed                                    Director                  January 17, 2001
------------------------------
Charles Weed

                                                    Director
------------------------------
Gordon Whitener

/s/ Hank Clements                                   Director                  January 17, 2001
------------------------------
Hank Clements

/s/ John Fenyes                                     Director                  January 17, 2001
------------------------------
John Fenyes

                                 EXHIBIT INDEX

Exhibit
Number
------

   5.1 - Opinion of Jenkens & Gilchrist, a Professional Corporation, as to the legality of the securities being offered

  23.1 - Consent of Jenkens & Gilchrist, a Professional Corporation (included in
         Exhibit 5.1)

  23.2 - Consents of PricewaterhouseCoopers LLP

  23.3 - Consent of Hein + Associates LLP

  23.4 - Consent of BDO Seidman LLP

  23.5 - Consent of Ernst & Young LLP

  23.6 - Consent of Friduss, Lukee, Schiff & Co., P.C.

  23.7 - Consents of Swenson Advisors, LLP